EXHIBIT 10.2

Bank of America, N.A.

1600 John F. Kennedy Boulevard

4 Penn Center, Suite 1100

Philadelphia, PA 19103

Banc of America Securities LLC

214 North Tryon Street, 17th & 18th Floors

Charlotte, NC 28255

March 15, 2007

StoneMor Operating LLC

155 Rittenhouse Circle

Bristol, Pennsylvania 19007

Attention: William Shane, President

$65,000,000 Senior Secured Credit Facility

Bill:

This letter (the “Fee Letter”) is delivered to you in connection with the Commitment Letter of even date herewith (together with Summary of Terms attached thereto, the “Commitment Letter”) among you, Bank of America, N.A. (“Bank of America”) and Banc of America Securities LLC (“BAS”) regarding the arrangement, underwriting and syndication of senior secured credit facilities in an initial aggregate maximum principal amount of $65,000,000 (the “Senior Credit Facilities”). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter. In connection with, and in consideration of the agreements contained in the Commitment Letter, you agree with Bank of America and BAS as follows:

1. ARRANGEMENT FEE. You will pay to BAS, for its own account, a fee (the “Arrangement Fee”) of $350,000. Such Arrangement Fee shall be for the structuring and syndication of the Senior Credit Facilities and shall be payable as follows (a) $175,000 upon execution of the Commitment Letter, and (b) $175,000 on the Closing Date.

UPFRONT FEES. You will pay to BAS, for the account of the Lenders (including Bank of America), fees (the “Upfront Fees”) of (a) 0.35% of the aggregate maximum principal amount of the Senior Credit Facilities rolled over from the existing senior credit facility and (b) 1.00% of the aggregate maximum principal amount of the Senior Credit Facilities in excess of the amount rolled over from the existing senior credit facility (including, at the time of any increase in the maximum principal amount of any Senior Credit Facility, 1.00% of the amount of any such increase). Such Upfront Fees shall be for the Lenders’ participation in the Senior Credit Facilities and shall be payable in full upon the Closing Date (other than as to any increase, which Upfront Fees will be paid on the date of any such increase).

3. ADMINISTRATIVE AGENCY FEE. You will pay an annual administrative agent fee of the greater of (a) $25,000 or (b) $5,000 per Lender, to Bank of America, for its own account as Administrative Agent for the Lenders under the Senior Credit Facilities, annually in advance on the Closing Date and on each anniversary thereof, until the Senior Credit Facilities are terminated in full.

4. LETTER OF CREDIT FRONTING FEE. You will pay to the Fronting Bank for its own account a fronting fee equal to 0.125% per annum of the amount available to be drawn under such Letter of Credit, payable quarterly in arrears.

All of the fees described above in this letter agreement shall be fully earned upon becoming due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Commitment Letter or the definitive documentation for the Senior Credit Facilities. Bank of America reserves the right to allocate, in whole or in part, to BAS certain fees payable to Bank of America hereunder in such manner as Bank of America and BAS shall agree in their sole discretion.

Your obligation to pay the foregoing fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return this Fee Letter to us.

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:	Kenneth G. Wood
Title:	Senior Vice President

BANC OF AMERICA SECURITIES LLC

By:
Name:	Robert C. Megan
Title:	Managing Director

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

STONEMOR OPERATING LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

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